                                                          Item 24.b Exhibit (13)

                                  EQUITY INCOME
              AVERAGE ANNUAL TOTAL RETURN AS OF SEPTEMBER 30, 1996

0.75 Year (From Date of Inception 1/1/96)

         1000         (1+T) .75           =         1,102.17
                     ((1+T) .75).75       =        (1.1022).75
                       1+T                =         1.1385
                         T                =          .1385


                               INTERNATIONAL STOCK
              AVERAGE ANNUAL TOTAL RETURN AS OF SEPTEMBER 30, 1996

0.75 Year (From Date of Inception 1/1/96)

         1000         (1+T) .75           =         1,084.37
                     ((1+T) .75).75       =        (1.0844).75
                       1+T                =         1.1140
                         T                =          .1140


                                LIMITED-TERM BOND
              AVERAGE ANNUAL TOTAL RETURN AS OF SEPTEMBER 30, 1996

0.75 Year (From Date of Inception 1/1/96)

         1000          (1+T) .75          =         1,007.53
                      ((1+T) .75).75      =        (1.0075).75
                        1+T               =         1.0101
                          T               =          .0101


                               NEW AMERICA GROWTH
              AVERAGE ANNUAL TOTAL RETURN AS OF SEPTEMBER 30, 1996

0.75 Year (From Date of Inception 1/1/96)

         1000          (1+T) .75          =         1,168.91
                      ((1+T) .75).75      =        (1.1689).75
                        1+T               =         1.2313
                          T               =          .2313

                                                          Item 24.b Exhibit (13)

                           PERSONAL STRATEGY BALANCED
              AVERAGE ANNUAL TOTAL RETURN AS OF SEPTEMBER 30, 1996

0.75 Year (From Date of Inception 1/1/96)

         1000          (1+T) .75          =         1,067.90
                      ((1+T) .75).75      =        (1.0679).75
                        1+T               =         1.0915
                          T               =          .0915


                               LIMITED - TERM BOND
                   YIELD CALCULATION AS OF SEPTEMBER 30, 1996

  [ [     (880.96 - 0)          ]6 ]
2 [ [---------------------- + 1 ]  ] - 1
  [ [ 18,252.7843 X 10.70       ]  ]

  [ ( (     880.96        )     )6 ]
2 [ ( (-------------------) + 1 )  ] - 1
  [ ( (  195,304.7920     )     )  ]

  [ ( (                ) 6 )     ]
2 [ ( ( .004510693 + 1 )   ) - 1 ]

2 [ ( 1.027371195 ) - 1 ]

2 ( .027371195 )

              =     .05474239 or 5.47% September 30, 1996
                    ---------